Exhibit 99.1

FOR IMMEDIATE RELEASE
TIPTREE FINANCIAL INC. REPORTS FULL YEAR 2014 FINANCIAL RESULTS

•	Tiptree Operating Company GAAP Net income of $4.6 million.

•	Tiptree Financial Inc. GAAP Net loss of $1.7 million.

•	GAAP book value of $8.94 per Class A common share as of December 31, 2014.

•	Tiptree Operating Company Adjusted EBITDA of $59.0 million.

•	Dividend of $0.025 per share to Class A stockholders and TFP limited partners on an as exchanged basis.

New York, New York - March 31, 2015 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree Financial”), a diversified holding company which operates in the following industries: insurance and insurance services, specialty finance, asset management and real estate, today announced its financial results for the year ended December 31, 2014. Tiptree Financial operates its business through Tiptree Operating Company, LLC (“Tiptree” or the “Company”) which is owned 77% by Tiptree Financial and 23% by Tiptree Financial Partners, L.P. (“TFP”). This release reports both the results of Tiptree and the results available to Tiptree Financial Class A stockholders.

2014 Highlights

•
Acquisition of Fortegra Financial Corporation (“Fortegra”) in December 2014. Fortegra focuses on credit insurance, warranty protection, warranty and roadside assistance and business process outsourcing services for insurers and commercial lenders.

•	Agreement to sell Philadelphia Financial Group, Inc. for approximately $165 million. Completion of the transaction is expected in the third quarter of 2015.

•
Completion of two CLOs by Telos Asset Management, LLC adding more than $750 million to assets under management (“AUM”), bringing total Tiptree asset management AUM in excess of $2 billion at the end of 2014.

•
Care Investment Trust LLC (“Care”) had realized gains of $7.9 million and added senior housing-related investments of $40 million in 2014. During the first quarter of 2015, Care added $85 million of senior housing-related investments.

•
Agreement to purchase Reliance First Capital, LLC, a mortgage origination business which will further expand Tiptree’s operations in the mortgage industry. Completion of the transaction is expected in the third quarter of 2015.

•	Tiptree Financial’s shares added to the Russell 2000 index on June 30, 2014.

•	Completion of the public registration of 21.2 million shares in November 2014 for resale by partners who exchanged private partnership units for Tiptree Financial Class A common shares.

•	Declared dividend of $0.025 per share to Class A stockholders and TFP limited partners on an as exchanged basis with a record date of April 9, 2015, and a payment date of April 23, 2015.

Geoffrey Kauffman, Co-Chief Executive Officer of Tiptree Financial, commented, “2014 was an exceptional year for Tiptree in terms of assets, revenues, public shareholders and infrastructure. We are looking forward to seeing the groundwork established in 2014 producing bottom line results in 2015.”

2014 Financial Overview
GAAP Net Income
Net income of Tiptree for the year ended December 31, 2014 was $4.6 million compared with $40.7 million from the prior year, a decrease of $36.1 million. The decline in net income from the prior year is the result of a number of factors, including:

•	$6.1 million of non-recurring transaction costs associated with the acquisition of Fortegra.

•
A $9.9 million increase in depreciation and amortization expense ($11.9 million in 2014 vs. $2.0 million in 2013), mainly attributable to the amortization of intangible assets acquired as a result of the Fortegra purchase and the expansion in Care’s joint ventures.

•	A $9.4 million decrease in net revenues from the CLO business ($19.5 million for 2014 vs. $28.9 million in 2013), due primarily to negative changes in mark-to-market valuations.

•	Lower realized gains at Care ($7.9 million from the repayment of the Westside loan in 2014 vs. $15.5 million in 2013 from the sale of the Bickford portfolio) equal to a difference of $7.6 million.

•
Tax provision of $5.3 million (including $4.1 million related to continuing operations, and $1.2 million related to discontinued operations) attributable to Fortegra acquisition costs, state taxes, subsidiary valuation reserves, and PFG.

Net loss available to Class A common stockholders for the year ended December 31, 2014 was $1.7 million compared to net income of $10.4 million for the same period in 2013.

Non-GAAP Financial Measure: Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures. We believe that EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries business operations and (ii) add significant non-recurring costs.

Adjusted EBITDA for Tiptree was $59.0 million for the full year 2014 compared with $68.6 million for the full year 2013. The decrease in Adjusted EBITDA from the prior year is primarily attributable to the decline in CLO net revenues coupled with the reduced gain on sale at Care. See page 8 for a reconciliation of EBITDA and Adjusted EBITDA to net income.

Earnings Conference Call
Tiptree Financial will host a conference call on Wednesday, April 1, 2015 at 9:00 a.m. Eastern Time to discuss its 2014 financial results. A copy of this press release and financial supplement will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.
The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to start time.
A replay of the call will be available from Wednesday, April 1, 2015 at 12:00 p.m. Eastern Time, until midnight Eastern on Wednesday, April 8, 2015. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode 13603821.
 About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five segments: insurance and insurance services, specialty finance, asset management, real estate and corporate and other (which includes Tiptree’s principal investments).
Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.
Consolidated Condensed Statements of Financial Condition (GAAP)
(in thousands except per share amounts)
	12/31/2014	12/31/2013
Assets	(Unaudited)	(Unaudited)
Cash	$81,032	$124,040
Investments in available for sale securities, at fair value	171,128	—
Investments in loans, at fair value	2,601	171,087
Accounts and premiums receivable, net	39,666	—
Reinsurance receivables	255,556	—
Real estate	131,308	97,395
Deferred tax assets	—	2,973
Intangible assets/goodwill	215,241	9,505
Other assets	190,955	111,189
Assets of consolidated CLOs	1,978,094	1,405,355
Assets held for sale	5,129,745	4,950,727
Total assets	$8,195,326	$6,872,271

Liabilities:
Other liabilities and accrued expenses	$137,539	$32,990
Debt	363,199	269,594
Unearned premiums	299,826	—
Policy liabilities	63,365	—
Deferred Revenue	45,393	—
Liabilities of consolidated CLOs	1,877,377	1,336,380
Liabilities held for sale	5,006,901	4,836,411
Total liabilities	$7,793,600	$6,475,375

Stockholders’ Equity:
Total stockholders’ equity of Tiptree Financial Inc.	284,462	$98,979
Non-controlling interest - Tiptree Financial Partners, L.P. (“TFP”)	90,144	277,681
Non-controlling interest - subsidiaries	27,120	20,236
Total stockholders’ equity	$401,726	$396,896

Total liabilities and stockholders’ equity	$8,195,326	$6,872,271

Book Value Per Share - Tiptree Financial Inc.
	12/31/2014	12/31/2013
Total stockholders’ equity of Tiptree Financial Inc.	$284,462	$98,979
Class A common stock outstanding	31,830	10,556

Class A book value per common share (1)	$8.94	$9.38

Note:
(1) See page 9 of this earnings release for further discussion of book value per share.

Tiptree Financial Inc.
Consolidated Condensed Statements of Operations (GAAP)
(in thousands except per share amounts)
	Year ended	Year ended
	December 31, 2014	December 31, 2013
Revenues:	(Unaudited)	(Unaudited)
Net realized and unrealized gains on investments	$8,961	$6,887
Interest income	14,845	11,650
Net credit derivative loss	(1,606)	(1,828)
Service and administrative fees	8,657	—
Ceding commissions	3,737	—
Earned premiums, net	12,827	—
Gain on sale of loans held for sale, net	7,154	—
Loan Fee Income	3,736	459
Rental revenue	19,747	5,760
Other income	2,255	815
Total revenues	$80,313	$23,743

Interest expense	$12,541	$4,865
Payroll and employee commissions	33,788	16,741
Commission expense	4,287	—
Member benefit claims	2,676	—
Net losses and loss adjustment expenses	3,153	—
Professional fees	9,254	7,137
Depreciation and amortization expenses	11,945	1,988
Acquisition costs	6,121	—
Other expenses	15,285	5,610
Total expenses	$99,050	$36,341
Net Income attributable to consolidated CLOs	19,525	28,865
Income before taxes from continuing operations	788	16,267
Provision for income taxes	4,141	560
Income (loss) from continuing operations	(3,353)	15,707
Discontinued operations, net	7,937	25,022
Net income	4,584	40,729
Less net income attributable to noncontrolling interest	6,294	30,336
Net (loss) income available to Class A common stockholders	$(1,710)	$10,393

Net income (loss) per Class A common share:
Basic, continuing operations, net	$(0.31)	$0.41
Basic, discontinued operations, net	0.21	0.60
Net income basic	$(0.10)	$1.01

Diluted, continuing operations, net	$(0.31)	$0.41
Diluted, discontinued operations, net	0.21	0.60
Net income dilutive	$(0.10)	$1.01

Weighted average number of Class A common shares:
Basic	16,771,980	10,250,438
Diluted	16,771,980	10,250,438

Tiptree Financial Inc.
Segment Statement of Operations
For the year ended December 31, 2014
($ in thousands)
	Year ended December 31, 2014
	Insurance and insurance services	Specialty finance	Asset management	Real estate	Corporate and other	Totals
Net realized and unrealized gains on investments	$5	$664	$—	$7,006	$1,286	$8,961
Interest income	196	3,611	—	1,529	9,509	14,845
Net credit derivative loss	—	—	—	—	(1,606)	(1,606)
Service and administrative fees	8,657	—	—	—	—	8,657
Ceding commissions	3,737	—	—	—	—	3,737
Earned premiums, net	12,827	—	—	—	—	12,827
Gain on sale of loans held for sale, net	—	7,154	—	—	—	7,154
Loan fee income	—	3,736	—	—	—	3,736
Rental revenue	—	52	—	19,695	—	19,747
Other income	753	6	278	1,051	167	2,255
Total revenue	$26,175	$15,223	$278	$29,281	$9,356	$80,313

Interest expense	$637	$1,530	$—	$4,111	$6,263	$12,541
Payroll and employee commissions	3,483	10,690	5,117	8,056	6,442	33,788
Commission expense	4,287	—	—	—	—	4,287
Member benefit claims	2,676	—	—	—	—	2,676
Net losses and loss adjustment expenses	3,153	—	—	—	—	3,153
Professional fees	690	842	294	873	6,555	9,254
Depreciation and amortization expenses	4,265	499	—	7,181	—	11,945
Acquisition costs	6,121	—	—	—	—	6,121
Other expenses	4,034	3,624	480	5,889	1,258	15,285
Total expense	$29,346	$17,185	$5,891	$26,110	$20,518	$99,050
Net intersegment revenue/(expense)	—	(341)	—	—	341	—
Net income attributable to consolidated CLOs	—	—	11,770	—	7,755	19,525
Segment profit/(loss)	$(3,171)	$(2,303)	$6,157	$3,171	$(3,066)	$788
Less: Provision for income taxes						4,141
Discontinued operations						7,937
Net income of the Company						$4,584

Tiptree Financial Inc.
Segment Statement of Operations
For the year ended December 31, 2013
($ in thousands)
	Year ended December 31, 2013
	Insurance and insurance services	Specialty finance	Asset management	Real estate	Corporate and other	Totals
Net realized and unrealized gains on investments	$—	$—	$—	$385	$6,502	$6,887
Interest income	—	498	—	2,316	8,836	11,650
Net credit derivative loss	—	—	—	—	(1,828)	(1,828)
Service and administrative fees	—	—	—	—	—	—
Ceding commissions	—	—	—	—	—	—
Earned premiums, net	—	—	—	—	—	—
Gain on sale of loans held for sale, net	—	—	—	—	—	—
Loan fee income	—	459	—	—	—	459
Rental revenue	—	—	—	5,760	—	5,760
Other income	—	12	350	413	40	815
Total revenue	$—	$969	$350	$8,874	$13,550	$23,743

Interest expense	$—	$24	$—	$1,825	$3,016	$4,865
Payroll and employee commissions	—	1,732	6,006	2,707	6,296	16,741
Commission expense	—	—	—	—	—	—
Member benefit claims	—	—	—	—	—	—
Net losses and loss adjustment expenses	—	—	—	—	—	—
Professional fees	—	292	242	1,957	4,646	7,137
Depreciation and amortization expenses	—	96	—	1,892	—	1,988
Acquisition costs	—	—	—	—	—	—
Other expenses	—	529	402	3,702	977	5,610
Total expense	$—	$2,673	$6,650	$12,083	$14,935	$36,341
Net intersegment revenue/(expense)	—	—	—	—	—	—
Net income attributable to consolidated CLOs	—	—	13,192	—	15,673	28,865
Segment profit/(loss)	$—	$(1,704)	$6,892	$(3,209)	$14,288	$16,267
Less: Provision for income taxes						560
Discontinued operations						25,022
Net income of the Company						$40,729
Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations. There is no activity reported in 2013 for this segment as Tiptree acquired Fortegra on December 4, 2014. See footnote 5 “Dispositions, Asset Held for Sale and Discontinued Operations” in the 2014 Form 10-K for further discussion of Discontinued Operations.

Tiptree Financial Inc.
Non-GAAP Financial Measures
(in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures.We believe that EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries business operations and (ii) add significant non-recurring costs.

Reconciliation from GAAP net income to Non-GAAP financial measures
	Year ended	Year ended
	December 31, 2014	December 31, 2013
Net income (loss) available to Class A common stockholders	$(1,710)	$10,393
Add net income attributable to noncontrolling interest	6,294	30,336
Less net income from discontinued operations	(7,937)	(25,022)
Income (loss) from Continuing Operations of the Company	$(3,353)	$15,707
Consolidated interest expense	12,541	4,865
Consolidated income taxes	4,141	560
Consolidated depreciation and amortization expense	11,945	1,988
EBITDA for Continuing Operations	$25,274	$23,120
Consolidated non-corporate and non-acquisition related interest expense (1)	(7,236)	(2,792)
Significant non-recurring costs (2)	6,121	—
Subtotal Adjusted EBITDA for Continuing Operations of the Company	$24,159	$20,328

Discontinued Operations, net of the Company (3)	$7,937	$25,022
Consolidated interest expense	11,475	15,057
Consolidated income taxes	5,525	6,090
Consolidated depreciation and amortization expense	4,379	4,705
EBITDA for Discontinued Operations	$29,316	$50,874
Consolidated non-corporate and non-acquisition related interest expense	—	(2,627)
Significant non-recurring costs (4)	5,477	—
Subtotal Adjusted EBITDA for Discontinued Operations of the Company	$34,793	$48,247

Total Adjusted EBITDA of the Company	$58,952	$68,575
Notes:

(1)
The consolidated non-corporate and non-acquisition related interest expense subtracted from Adjusted EBITDA includes interest expense associated with asset-specific debt at subsidiaries in the Specialty Finance, Real Estate and Corporate and Other segments. For the year ended December 31, 2014, interest expense for the asset-specific debt was $1.5 million for Specialty Finance, $4.1 million for Real Estate, and $1.6 million within Corporate and Other, totaling $7.2 million (as adjusted above). For the year ended December 31, 2013, interest expense for the asset-specific debt was $24 thousand for Specialty Finance, $1.8 million for Real Estate, and $943 thousand within Corporate and Other segments, totaling $2.8 million (as adjusted above).

(2)	Significant non-recurring costs for continuing operations included $6.1 million associated with the Fortegra transaction for the year ended December 31, 2014.

(3)	See footnote 5 “Dispositions, Asset Held for Sale and Discontinued Operations” in the 2014 Form 10-K for further discussion of Discontinued Operations.

(4)
Significant non-recurring costs for discontinued operations included expenses incurred in connection with the move of PFAS’s physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

Tiptree Financial Inc.
Book Value Per Share
(in thousands except per share amounts)

The Company’s book value per share was $9.17 as of December 31, 2014 compared with $8.97 as of December 31, 2013. Total stockholders' equity for the Company was $381.3 million as of December 31, 2014, which comprised total stockholders' equity of $401.7 million adjusted for $27.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care, and net liabilities of $6.7 million wholly owned by TFI. Total stockholders' equity for the Company was $372.4 million as of December 31, 2013, which comprised total stockholders' equity of $396.9 million adjusted for $20.2 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net assets of $4.3 million wholly owned by TFI. Additionally, the Company’s book value per share is based upon Class A common shares outstanding including Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of December 31, 2014 and December 31, 2013 were 41.6 million and 41.5 million, respectively.

Tiptree Financial’s Class A book value per common share and the Company’s book value per share are tabulated below.

Book value per share - Tiptree Financial
	December 31, 2014	December 31, 2013
Total stockholders’ equity of Tiptree Financial (1)	$284,462	$98,979
Class A common stock outstanding	31,830	10,556
Class A book value per common share (2)	$8.94	$9.38

Book value per share - the Company
Total stockholders’ equity of the Company	$381,300	$372,357

Class A common stock outstanding	31,830	10,556
Class A common stock issuable upon exchange of partnership units of TFP	9,770	30,969
Total shares	41,600	41,525

Company book value per share	$9.17	$8.97

Notes:
(1) See footnote 23 “Income Taxes” in the 2014 Form 10-K for further discussion of tax provisions charged to equity.
(2) See footnote 24 “Earnings per Share” in the 2014 Form 10-K for further discussion of potential dilution from warrants.

Tiptree Financial Inc.
Insurance & Insurance Services
(in thousands)

Fortegra use of Non-GAAP financial information
Fortegra presents Non-GAAP financial measures to provide investors with additional information to analyze its performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing its businesses.  However, investors should not consider these Non-GAAP financial measures as a substitute for the financial information that Fortegra reports in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by Fortegra management, and may differ from similarly titled Non-GAAP financial measures presented by other companies. See the following page for further discussion of Non-GAAP financial information.

Fortegra Financial Corporation Statements of Operation for years ended December 31, 2014 and December 31, 2013
	Year ended 12/31/14 (1) (2)	Year ended 12/31/13 (1) (2)
Revenues:	(Unaudited)	(Unaudited)
Total revenues	354,630	347,867
Less:
Commission expense	159,048	154,606
Member benefit claims	39,465	46,019
Net losses and loss adjustment expenses	41,355	41,567
Net revenues	114,762	105,675

Total operating expenses	95,816	88,208
Income before taxes from continuing operations	$18,946	$17,467
Less: Income taxes	5,683	5,660
Net Income from continuing operations before non-controlling interests	$13,263	$11,807

Reconciliation of Non-GAAP financial measures - EBITDA and Adjusted EBITDA from Continuing Operations
Net Income from continuing operations before non-controlling interests	$13,263	$11,807
Adjustments to EBITDA
Interest expense	4,014	3,621
Income taxes	5,683	5,660
Depreciation and amortization expense	10,345	10,385
EBITDA	33,305	31,473
Adjustments to Adjusted EBITDA
Transaction costs (3)	1,642	203
Restructuring expenses	—	1,299
(Gain) on sale of subsidiary	—	(402)
Legal expenses	500	520
Stock-based compensation expense (4)	2,161	1,228
Loss on note receivable	1,317	—
Adjusted EBITDA	$38,925	$34,321
Notes:
(1) Tiptree Financial acquired Fortegra Financial Corporation (“Fortegra”) on December 4, 2014. Only the revenues earned and expenses incurred by Fortegra, as adjusted for purchase price accounting, have been incorporated in Tiptree Financial’s consolidated statements of operations for the year ended December 31, 2014. See Form 8-K/A filed February 17, 2015 and the 2014 Form 10-K for a description of purchase price accounting adjustments.

(2) For informational purposes, Fortegra’s unaudited statements for continuing operations for the years ended December 31, 2014 and December 31, 2013 are presented above. The 2014 results represent twelve months of revenue and expenses unadjusted for purchase price accounting adjustments.

(3) Represents transaction costs associated with completed and/or potential acquisition, including seller's costs associated with the Tiptree acquisition.
(4) The year ended December 31, 2014 includes an additional $1.0 million of stock-based compensation expense due to the acceleration of vesting for certain restricted stock awards containing change in control provisions associated with the Tiptree acquisition.

FORTEGRA USE OF NON-GAAP FINANCIAL INFORMATION

Fortegra presents Non-GAAP financial measures to provide investors with additional information to analyze its performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing its businesses.  However, investors should not consider these Non-GAAP financial measures as a substitute for the financial information that Fortegra reports in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by Fortegra management, and may differ from similarly titled Non-GAAP financial measures presented by other companies.

Fortegra presents Net revenues, Operating expenses, EBITDA from continuing operations, EBITDA from continuing operations margin, Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin. These financial measures are Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income as a measure of operating performance. Net revenues are total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses. Operating expenses are the sum of personnel costs and other operating expenses. EBITDA from continuing operations is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA from continuing operations means "Consolidated Adjusted EBITDA" which is defined under its credit facility with Wells Fargo Bank, N.A., which in general terms means consolidated net income from continuing operations before non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense, relating to continuing operations. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculations do not give effect to certain additional adjustments permitted under its credit facility, which if included, would increase the amount of Adjusted EBITDA from continuing operations reflected in the table.

Fortegra uses Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. Fortegra uses Net revenues as another means of understanding product contributions to its results. Fortegra uses Operating expenses to reconcile from Net revenues to EBITDA. Although Fortegra uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures to assess the operating performance of its business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both a necessary element of its costs and operations. Since Fortegra uses property and equipment to generate service revenues, depreciation expense is a necessary element of its costs. In addition, the omission of amortization expense associated with its intangible assets further limits the usefulness of these financial measures. Fortegra management believes the inclusion of the adjustments to EBITDA from continuing operations and Adjusted EBITDA from continuing operations are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that Fortegra does not expect to continue at the same level in the future. Because EBITDA from continuing operations and Adjusted EBITDA from continuing operations do not account for these expenses, its utility as a financial measure of its operating performance has material limitations. Due to these limitations, Fortegra management does not view EBITDA from continuing operations and Adjusted EBITDA from continuing operations in isolation or as primary financial performance measures. Because the definitions of EBITDA and Adjusted EBITDA (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.